Exhibit 5.1
Opinion of Harter Secrest & Emery LLP
[Letterhead of Harter Secrest & Emery LLP]
August 3, 2007
Graham Corporation
20 Florence Avenue
Batavia, New York 14020
Ladies and Gentlemen:
               We have acted as counsel to Graham Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended (such Registration Statement, as it may be amended from time to time, is referred to herein as the “Registration Statement”) with respect to the registration of 250,000 shares of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”).
               We have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion.
               In our examination of the corporate records and other documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. Our opinions set forth below are limited to the General Corporation Law of the State of Delaware.
               Based on such examination, we are of the opinion that the Common Stock that may be issued pursuant to awards under the Plan are duly authorized shares of the Company’s Common Stock, and, when issued against receipt of the consideration therefor or, with respect to shares of restricted stock, when vested in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.
               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in such Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Harter Secrest & Emery LLP